                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                        D & K Healthcare Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                     [D&K HEALTHCARE RESOURCES, INC. LOGO]

                                                                October 14, 2002

Dear Fellow Stockholders:

     Our Annual Meeting of Stockholders will be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Wednesday, November 13, 2002. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

     We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided to ensure that your shares will be voted. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                          Sincerely,

                                          J. HORD ARMSTRONG, III
                                          Chairman of the Board,
                                            Chief Executive Officer and
                                          Treasurer

                        8000 Maryland Avenue, Suite 920
                              St. Louis, MO 63105
                              Tel: (314) 727-3485
                              Fax: (314) 727-5759

                        D & K HEALTHCARE RESOURCES, INC.
                        8000 MARYLAND AVENUE, SUITE 920
                           ST. LOUIS, MISSOURI 63105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 13, 2002

Dear Stockholder:

     The Annual Meeting of Stockholders of D & K Healthcare Resources, Inc. (the "Company") will be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, on Wednesday, November 13, 2002, at 10:00 A.M., local time, for the following purposes:

          1. To elect three Class I directors to hold office for a term of three years.

          2. To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2003.

          3. To transact any and all other business that may properly come before the meeting or any adjournment or postponement thereof.

     These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record of the Company at the close of business on September 20, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

                                          By order of the Board of Directors,

                                          LEONARD R. BENJAMIN
                                          Vice President, General Counsel and
                                          Secretary

October 14, 2002

                        D & K HEALTHCARE RESOURCES, INC.
                        8000 MARYLAND AVENUE, SUITE 920
                           ST. LOUIS, MISSOURI 63105

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 13, 2002
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of D & K HEALTHCARE RESOURCES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Wednesday, November 13, 2002, and at all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. The mailing address of the Company is 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105, and its telephone number is (314) 727-3485.

     This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of the Company on or about October 14, 2002.

     The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment or postponement thereof.

     The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co. to assist in the solicitation of proxies on its behalf for a fee of $5,000 plus reasonable out-of-pocket expenses.

     Only stockholders of record at the close of business on September 20, 2002 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 14,578,966 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding.

     Each outstanding share of the Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the shares of Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the shares of Common Stock present in person or by proxy shall be required for the election of directors and any other matter which is submitted to a vote of stockholders at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

     Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum, and as voted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against other matters submitted to the stockholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum or as voted for purposes of determining the approval of the stockholders on a particular proposal.

                         ITEM 1. ELECTION OF DIRECTORS

     At the Annual Meeting, three individuals will be elected to serve as Class I directors of the Company for a term of three years. Except as otherwise directed by the stockholder on the Proxy Card, the persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Harvey C. Jewett, IV, Louis B. Susman and Martin D. Wilson as Class I directors. Messrs. Jewett, Susman and Wilson are each currently a director of the Company. If for any reason Messrs. Jewett, Susman or Wilson becomes unavailable for election, which is not now anticipated, the persons named on the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF HARVEY C. JEWETT, IV, LOUIS B. SUSMAN AND MARTIN D. WILSON AS CLASS I DIRECTORS.

     The name, age, principal occupation or position and other directorships with respect to Messrs. Jewett, Susman and Wilson and the directors whose terms of office will continue after the Annual Meeting are set forth below.

              CLASS I -- TO BE ELECTED FOR A TERM EXPIRING IN 2005

     Harvey C. Jewett, IV, age 54, has served as one of our directors since 1999. Mr. Jewett was the Chairman of Jewett Drug Co. from August 1988 until we acquired it in June 1999. He has also served as the President and Chief Operating Officer of the Rivett Group, L.L.C. since October 1988. He also serves as a director of the University of South Dakota Foundation and the College of Saint Benedict.

     Louis B. Susman, age 64, has served as director of the Company since November 1998. Mr. Susman previously served as an advisory director of the Company between June 1998 and November 1998. Mr. Susman currently is Vice Chairman, Citibank Global Corporate Investment Bank and Salomon Smith Barney Investment Bank. Mr. Susman has been employed by Salomon Smith Barney in various executive capacities since 1989 and also serves as a director of U.S. Can Corporation.

     Martin D. Wilson, age 41, has served as President and Chief Operating Officer of the Company since January 1996, as Secretary from August 1993 to April 1999 and as director since 1997. Mr. Wilson previously served as Executive Vice President, Finance and Administration of the Company from May 1995 to January 1996, as Vice President, Finance and Administration of the Company from April 1991 to May 1995 and as Controller of the Company from March 1988 to April 1991. Prior to joining the Company, Mr. Wilson was associated with KPMG Peat Marwick, a public accounting firm.

                  CLASS II -- TO CONTINUE IN OFFICE UNTIL 2003

     Robert E. Korenblat, age 62, has served as a director of the Company since 1997 and is the President and Chief Executive Officer of Pharmaceutical Buyers, Inc., a Colorado-based group purchasing organization in which the Company holds a 70% ownership interest ("PBI"). Mr. Korenblat additionally served as Vice President of PBI from 1989 to 1991.

     Bryan H. Lawrence, age 60, has served as a director of the Company since its founding in December 1987. Since September 1997, Mr. Lawrence has been a member of Yorktown Partners LLC, which manages certain investment partnerships. Prior thereto, he was a Managing Director of Dillon, Read & Co., Inc., an investment banking firm, for more than the preceding five years. Mr. Lawrence also serves as a director of Vintage Petroleum, Inc., TransMontaigne Oil Company, Carbon Energy Corporation, Hallador Petroleum Company and certain other companies in the energy industry in which Yorktown partnerships hold equity interests.

                 CLASS III -- TO CONTINUE IN OFFICE UNTIL 2004

     J. Hord Armstrong, III, age 61, has served as Chairman of the Board, Chief Executive Officer and Treasurer and as a director of the Company since December 1987. Prior to joining the Company,

Mr. Armstrong served as Vice President and Chief Financial Officer of Arch Mineral Corporation, a coal mining and sales corporation, from 1981 to 1987 and as its Treasurer from 1978 to 1981. Mr. Armstrong serves as a Trustee of the St. Louis College of Pharmacy.

     Richard F. Ford, age 66, has served as a director of the Company since its founding in December 1987. Mr. Ford has been engaged in venture capital investing as a general partner of affiliates of Gateway Venture Partners II, L.P. in St. Louis, Missouri, since 1984. Mr. Ford also serves as a director of Stifel Financial Corporation, CompuCom Systems, Inc. and TALX Corporation.

     Thomas F. Patton, Ph.D., age 54, has served as a director of the Company since 1997. Dr. Patton is President of the St. Louis College of Pharmacy and has served in that capacity since June 1994. From April 1993 until January 1994 and from January 1994 until May 1994, Dr. Patton served as Executive Director of Pharmaceutical Research and Development and as Vice President of Pharmaceutical Research and Development, respectively, at Dupont-Merck Pharmaceutical Co., a manufacturer of pharmaceutical products. From March 1990 through March 1993, Dr. Patton served as Director and Senior Director of Pharmaceutical Research and Development at Merck and Co., Inc., a manufacturer of pharmaceutical products. Dr. Patton's career also includes tenures as Professor of Pharmaceutical Chemistry and Pharmacy Practice at the University of Kansas, Associate Director of Control Development at the Upjohn Co., a pharmaceutical company, and Vice President of Operations at Oread Laboratories, Inc., a pharmaceutical company.

                       BOARD OF DIRECTORS AND COMMITTEES

     During fiscal 2002, the Board of Directors of the Company met five times and all of the directors attended at least 75% of the meetings of the Board of Directors and committees of which such director was a member during fiscal 2002.

     The Board of Directors has a standing Audit Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Messrs. Ford and Susman and Dr. Patton. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Audit Committee met four times in fiscal 2002.

     The Stock Option and Compensation Committee is composed of Messrs. Ford, Lawrence and Susman. The primary purpose of the Stock Option and Compensation Committee is to review and determine the salaries, bonuses and other compensation payable to corporate officers and to administer the Company's 2001 Long Term Incentive Plan. The Stock Option and Compensation Committee met four times during fiscal 2002.

     The Board of Directors has also established a Nominating and Corporate Governance Committee, subject to appointment of Committee members and approval of a Committee Charter.

                                DIRECTORS' FEES

     Non-employee directors currently receive annual retainers of $15,000 for serving as directors and fees of $1,500 for each meeting of the Board attended ($750 if attended telephonically). In addition, the Board has granted options to each non-employee director of 20,000 shares of Common Stock, exercisable at the rate of 33% per year over the three years following the date of the grant.

     Harvey C. Jewett, IV, who is a Class I director, was party to a Consulting Agreement with the Company which was terminated in July 2002. Mr. Jewett is also the managing member of and holds an equity interest in Jewett Family Investments, L.L.C., which is party to a lease agreement with Jewett Drug Co., a subsidiary of the Company, for the lease of property located in Aberdeen, South Dakota. See "Certain Transactions."

                            OWNERSHIP BY MANAGEMENT

     The following table indicates as of September 20, 2002, to the knowledge of the Company, the beneficial ownership of the Company's Common Stock by each person who is a director or nominee for director and the persons named in the Summary Compensation Table, individually, and all directors and executive officers as a group. The numbers shown have been adjusted to reflect a 2-for-1 stock split effected April 12, 2002.

                                                             NUMBER OF SHARES
                                                               BENEFICIALLY
NAME                                                           OWNED(1)(2)      PERCENT(3)
----                                                         ----------------   ----------
J. Hord Armstrong, III(4)..................................       740,283           4.9%
Richard F. Ford(5).........................................        20,666             *
Harvey C. Jewett (6).......................................       306,666           2.0%
Robert E. Korenblat(6).....................................         8,666             *
Bryan H. Lawrence(7).......................................        69,969             *
Thomas F. Patton(8)........................................         3,890             *
Louis B. Susman(6).........................................        12,666             *
Martin D. Wilson(9)........................................       169,540           1.1%
Leonard R. Benjamin(10)....................................        31,215             *
Thomas S. Hilton(11).......................................        79,845             *
Brian G. Landry(12)........................................        73,185             *
All directors and executive officers as a group (11
  persons).................................................     1,516,591          10.1%

---------------

  *  Less than 1%.

 (1) Represents sole voting and investment power unless otherwise noted.

 (2) For purposes of this table, each director or executive officer is deemed to beneficially own shares of Common Stock issuable pursuant to options, warrants or other convertible securities that are exercisable by such director or executive officer currently or within 60 days. In addition, the number of shares of Common Stock shown includes restricted stock grants, as follows: Mr. Armstrong -- 7,489 shares; Mr. Wilson -- 5,208 shares; Mr. Benjamin -- 1,215 shares; Mr. Hilton -- 2,145 shares; and Mr.
     Landry -- 1,185 shares. With respect to these shares, executive officers have sole voting power but no current investment power.

 (3) The percentage calculations are based upon 14,578,966 shares of the Company's Common Stock that were issued and outstanding as of September 20, 2002 and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days.

 (4) Includes 200,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 20,000 shares that are owned by Mr. Armstrong's wife, as to which Mr. Armstrong disclaims beneficial ownership.

 (5) Includes 6,666 shares issuable pursuant to stock options that are exercisable currently or within 60 days. Does not include 5,500 shares owned by Mr. Ford's wife, as to which Mr. Ford disclaims beneficial ownership.

 (6) Includes 6,666 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

 (7) Includes 13,333 shares issuable pursuant to stock options that are exercisable currently or within 60 days. Does not include 8,000 shares owned by Mr. Lawrence's wife, as to which Mr. Lawrence disclaims beneficial ownership.

 (8) Does not include 1,000 shares owned by Dr. Patton's wife, as to which Dr. Patton disclaims beneficial ownership.

 (9) Includes 158,332 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(10) Includes 30,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(11) Includes 69,700 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(12) Includes 68,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

                  REPORT OF THE STOCK OPTION AND COMPENSATION
                   COMMITTEE REGARDING EXECUTIVE COMPENSATION

GENERAL

     The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Ford, Lawrence and Susman.

     The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

     The Company's executive compensation strategy consists of salary and long-term incentive compensation. The following is a summary of the policies underlying each element.

ANNUAL COMPENSATION

     The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee determines the salary to be paid to each executive officer.

     In addition to salary, each executive has the potential to receive an annual incentive award based upon the achievement of certain performance criteria. The target amount for such awards for achievement of the performance criteria is based upon a percentage of the executive's then annual salary. In August 2002, the Committee, after considering the Company's strong performance in fiscal 2002 granted additional discretionary bonuses for the Chief Executive Officer and the Chief Operating Officer. Annual bonuses awarded to executive officers and other key employees for fiscal 2002 consisted of a cash bonus (75% of bonus objective) and an award of restricted stock (25% of bonus objective) with the number of shares included in the award calculated at a 25% discount from the market price at the time of the award. Ownership of the restricted stock vests in the employee three years after the date of grant, provided that the employee is then still in the employ of the Company.

LONG TERM INCENTIVE COMPENSATION

     The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Company's long-term incentive programs authorize the grant of stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

     To provide long-term incentive compensation to executive officers and other key personnel, the Company maintains the 2001 Long-Term Incentive Plan. The Committee has a policy of awarding stock options from time to time based upon competitive practices, continuing progress or achievement of goals of the Company and individual performance. All stock options awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Participants benefit only when and to the extent the stock price increases after the option grant. The Company maintained an executive retirement benefit plan to provide supplemental pre-retirement life insurance and supplemental retirement income to certain key employees. The life insurance benefit is calculated at three times annual salary. The supplemental retirement income benefit is a non-qualified defined contribution plan. Contributions to the plan were discretionary by the

Company. The supplemental retirement benefit was terminated as of June 30, 2002 with the vested balances as of that date distributed to the participants in July 2002. In November 1999, the Committee initiated a long-term incentive program under which participants would be granted at the Committee's option, Company stock or cash, or a combination thereof, based upon the total return of Company stock relative to the total return of stocks in the Russell 2000 Index for the period beginning November 11, 1999 and ending June 30, 2002. With the consent of the program's participants, the program was terminated in July 2001 and the participants were paid a cash award that the Committee considered fair and appropriate.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Armstrong's minimum salary and bonus for fiscal 2002 were determined by the Committee in the same manner as is used by the Committee for executive officers generally. The Committee believes that Mr. Armstrong's compensation is competitive within the industry and, when combined with Mr. Armstrong's significant ownership of the Company's Common Stock, provides incentives for performance which are aligned with the financial interests of the stockholders of the Company.

CODE SECTION 162(M)

     The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility. The Committee intends to make every effort to ensure that all compensation awarded to the Company's executives is fully deductible for income tax purposes. The Committee may in the future deem it advisable to take certain action to preserve the deductibility of executive compensation under Section 162(m).

                  THE STOCK OPTION AND COMPENSATION COMMITTEE

                                Richard F. Ford
                               Bryan H. Lawrence
                                Louis B. Susman

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation for each of the last three fiscal years of the executive officers of the Company whose annual salaries and other reportable compensation exceeded $100,000 for fiscal 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                         ANNUAL COMPENSATION                       COMPENSATION
                                  ----------------------------------   -------------------------------------
                                                                                AWARDS             PAYOUTS
                                                                       ------------------------   ----------
                                                        OTHER ANNUAL   RESTRICTED    SECURITIES                 ALL OTHER
NAME AND PRINCIPAL                                      COMPENSATION      STOCK      UNDERLYING      LTIP      COMPENSATION
POSITION                   YEAR    SALARY     BONUS         (1)        AWARD(S)(2)   OPTIONS(3)   PAYOUTS(4)       (5)
------------------         ----   --------   --------   ------------   -----------   ----------   ----------   ------------
J. Hord Armstrong, III...  2002   $550,000   $425,000     $53,792       $197,335       50,000            --      $ 7,475
  Chairman of the Board,   2001    475,000    387,500      30,722             --      150,000      $529,000       59,646
  Chief Executive Officer  2000    437,500    112,500      19,734             --       66,666(6)         --       45,336
    and Treasurer
Martin D. Wilson.........  2002   $425,000   $300,000     $24,786       $137,230       40,000            --      $ 2,543
  President and Chief      2001    350,000    282,500       1,584             --      100,000      $305,000       43,943
  Operating Officer        2000    293,749     60,000       2,200             --       33,334(6)         --       33,196
Leonard R. Benjamin......  2002   $178,500   $ 64,438     $ 9,630       $ 32,015       15,000            --      $ 3,017
  Vice President, General  2001    170,000    101,000       4,703             --       66,000      $111,000       24,481
  Counsel and Secretary    2000    160,000     24,000       4,225             --           --            --       18,295
Thomas S. Hilton.........  2002   $225,000   $115,625     $14,776       $ 56,521       25,000            --      $ 4,541
  Senior Vice President    2001    208,000    132,800      13,008             --       66,000      $177,000       28,847
  and Chief Financial      2000    200,000     35,000      11,609             --           --            --       23,581
    Officer
Brian D. Landry..........  2002   $174,000   $ 65,250     $14,013       $ 31,225       20,000            --      $ 4,397
  Vice President and       2001    145,000     93,500       4,677             --       48,000      $ 41,000       22,391
    Chief
  Information Officer      2000    118,125     50,000      10,980             --           --            --       15,557

---------------

(1) Includes compensation in connection with transportation expenses for fiscal 2002, 2001 and 2000, respectively, as follows: Mr. Armstrong -- $47,292, $30,722 and $19,734; Mr. Wilson -- $15,286, $1,584 and $2,200; Mr.
    Benjamin -- $5,130, $4,703 and $4,225; Mr. Hilton -- $9,025, $7,641 and
    $6,482 and Mr. Landry -- $5,513, $4,677 and $1,597. Also includes compensation for club memberships for Mr. Hilton for fiscal 2002, 2001 and 2000, respectively, -- $5,751, $5,367 and $5,127. Also includes compensation to Mr. Landry for moving expenses for fiscal 2000 of $9,383. Amounts shown for 2002 also includes payments for estate and tax planning services, as follows: Mr. Armstrong -- $6,500; Mr. Wilson -- $9,500; Mr.
    Benjamin -- $4,500; and Mr. Landry -- $8,500.

(2) The restricted stock awards reported in this table include restricted stock awards that are subject to forfeiture restrictions for a three-year period. The dollar amounts reported in the table represent the value of such restricted stock awards on July 24, 2002, the actual grant date. If the awards had been granted at the Company's fiscal year end on June 30, 2002, the aggregate restricted stock holdings would have been as follows: Mr. Armstrong -- 7,489 shares valued at $264,062; Mr. Wilson -- 5,208 shares valued at $183,634; Mr. Benjamin -- 1,215 shares valued at $42,841; Mr. Hilton -- 2,145 shares valued at $75,633; and Mr. Landry -- 1,185 shares valued at $41,783. Dividends are paid to holders with respect to these shares of restricted stock at the same rate as is paid on all other shares of Common Stock.

(3) Adjusted to reflect a 2-for-1 stock split effected April 12, 2002.

(4) The LTIP program was terminated in July 2001 with the consent of the program's 12 participants. All LTIP payouts consisted of cash awards approved by the Stock Option and Compensation Committee.

(5) Includes contributions made to a defined contribution executive retirement plan funded by split-dollar life insurance policies for fiscal 2002 as follows: Mr. Armstrong -- $3,350; Mr. Wilson -- $595; Mr. Hilton -- $725; and Mr. Landry -- $386. Also includes contributions made to the Company's 401(k) plan for fiscal 2002 as follows: Mr. Armstrong -- $4,125; Mr. Wilson -- $1,948; Mr. Benjamin -- $3,017; Mr. Hilton -- $3,816 and Mr. Landry -- $4,011.

(6) These options were cancelled in May 2000.

     The following table sets forth information concerning stock option grants made in fiscal 2002 to the individuals named in the Summary Compensation Table. Options were granted at fair market value on the date of grant, became exercisable six months after the date of grant and generally expire ten years after the date of grant.

                          OPTION GRANTS IN FISCAL 2002

                                    INDIVIDUAL GRANTS VALUE
                             --------------------------------------                POTENTIAL REALIZABLE VALUE
                             NUMBER OF     PERCENT OF                               AT ASSUMED ANNUAL RATE OF
                             SECURITIES   TOTAL OPTIONS   EXERCISE                  STOCK PRICE APPRECIATION
                             UNDERLYING    GRANTED TO       PRICE                      FOR OPTION TERM(2)
                              OPTIONS     EMPLOYEES IN       PER      EXPIRATION   ---------------------------
NAME                         GRANTED(1)    FISCAL YEAR    SHARE(1)       DATE          5%             10%
----                         ----------   -------------   ---------   ----------   -----------   -------------
J. Hord Armstrong, III.....    50,000         10.5%        $20.655     8/14/11      $649,491      $1,645,938
Martin D. Wilson...........    40,000          8.4%        $20.655     8/14/11      $519,593      $1,316,750
Leonard R. Benjamin........    15,000          3.1%        $20.655     8/14/11      $194,847      $  493,781
Thomas S. Hilton...........    25,000          5.2%        $20.655     8/14/11      $324,745      $  822,969
Brian G. Landry............    20,000          4.2%        $20.655     8/14/11      $259,796      $  658,375

---------------

(1) Adjusted to reflect a 2-for-1 stock split effected April 12, 2002.

(2) Potential realizable value is calculated based on the term of the option at the time of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. Potential realizable value does not represent the Company's prediction of its stock price performance and does not take into account appreciation for the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the term of the option will equal or exceed the assumed 5% and 10% levels.

     The following table sets forth information concerning the number of exercisable and unexercisable stock options at June 30, 2002 as well as the value of such stock options having an exercise price lower than the last reported trading price on June 30, 2002 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUES(1)

                                                         NUMBER OF SECURITIES
                                SHARES                  UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                               ACQUIRED                       OPTIONS AT             IN-THE-MONEY OPTIONS
                                  ON        VALUE           FISCAL YEAR-END          AT FISCAL YEAR-END(2)
                               EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                               --------   ----------   -------------------------   -------------------------
J. Hord Armstrong, III.......   66,666    $1,798,929          200,000/--                 $5,044,250/--
Martin D. Wilson.............  123,398    $3,204,437          158,332/--                 $4,045,862/--
Leonard R. Benjamin..........   51,000    $  930,522           30,000/--                 $ 587,663/--
Thomas S. Hilton.............   21,300    $  569,704           69,700/--                 $1,525,072/--
Brian G. Landry..............   34,000    $  913,100           68,000/--                 $1,672,580/--

---------------

(1) Adjusted to reflect a 2-for-1 stock split effected April 12, 2002.

(2) Based on a price per share of $35.26, the closing sale price of the Common Stock on June 28, 2002.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     In August and September 2000, the Company entered into separate employment agreements with J. Hord Armstrong, III, Martin D. Wilson and Thomas S. Hilton, each of which expires September 15, 2003, August 28, 2003 and August 31, 2003, respectively. The employment agreements are subject to successive one year renewal terms following expiration of the initial term unless notice of non-renewal is given by either party 90 days before the end of the then current term. Under the employment agreements, Mr. Armstrong serves as

Chairman of the Board and Chief Executive Officer in exchange for annual base compensation of $550,000, Mr. Wilson serves as President and Chief Operating Officer of the Company in exchange for annual base compensation of $425,000 and Mr. Hilton serves as Senior Vice President and Chief Financial Officer of the Company in exchange for annual base compensation of $225,000, each subject to annual adjustment by the Board. In addition, each executive is entitled to receive a bonus based upon certain performance criteria established by the Board.

     In the event the Company chooses not to renew any such executive's employment or terminates the employment of any such executive for reasons other than for cause, the Company is obligated to continue to pay salary and benefits for at least the remainder of the term of the subject employment agreement, and not less than 24 months in the case of Mr. Armstrong, 18 months in the case of Mr. Wilson and 12 months in the case of Mr. Hilton. The Company is also obligated to pay a prorated annual bonus (computed at 100% of targeted performance).

     Each employment agreement also provides that if the executive's employment is terminated by the Company without cause or is not renewed by the Company in anticipation of or within two years following a "change in control" (as defined in the agreement), the Company will be required to pay the executive a lump-sum cash amount equal to (i) two times the sum of his then current salary and an annual bonus (computed at 100% of targeted performance) for the entire year, plus (ii) the executive's prorated annual bonus (computed at 100% of targeted performance) for the year in which termination occurs. The Company will also continue to provide benefits, or the cash equivalent, for 24 months after termination. The Company will also, with certain exceptions, reimburse the executive for any legal fees and disbursements incurred by him in connection with enforcing his rights under his employment agreement.

     In the event the Company chooses not to renew any such executive's employment or terminates the employment of any such executive for reasons other than for cause, whether or not in anticipation of a change in control, the executive would also be entitled to receive a prorated contribution under the Company's executive retirement benefit plan for the year in which termination occurs and outplacement assistance. In addition, all unvested options granted to the executive under the Company's 2001 Long Term Incentive Plan (the "2001 Incentive Plan") vest as of the termination date. The terminated executive has twelve months following the date of termination to exercise all options under the 2001 Incentive Plan.

     Each executive may terminate his employment agreement for "good reason" (as defined in the agreement), in which case the executive would be entitled to the benefits he would receive upon termination by the Company without "cause." Each executive has agreed to refrain from disclosing information confidential to the Company during the term of his employment and thereafter, and has agreed not to engage in activities competitive with the Company during the term of his employment and for two years thereafter in the case of Mr. Armstrong, for eighteen months thereafter in case of Mr. Wilson and for one year thereafter in the case of Mr. Hilton.

LONG TERM INCENTIVE AND STOCK OPTION PLANS

     Pursuant to the Company's 2001 Incentive Plan and the Amended and Restated 1992 Long Term Incentive Plan (the "1992 Incentive Plan"), the Stock Option and Compensation Committee (the "Committee") may grant to officers and key employees of the Company and its subsidiaries (i) options to purchase shares of the Common Stock ("Stock Options"), which may or may not qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, as amended, (ii) stock appreciation rights ("SARs"), (iii) restricted shares of the Company's Common Stock ("Restricted Stock"), and (iv) performance awards ("Performance Awards"). Pursuant to the Company's 1993 Stock Option Plan (the "1993 Option Plan", collectively with the 2001 Incentive Plan and the 1992 Incentive Plan, the "Plans"), the Committee or the full Board of Directors may grant to key employees of the Company who are not "reporting persons" subject to
Section 16 of the Exchange Act and to certain other persons performing services for the Company Stock Options which do not qualify as ISOs. The Board of Directors has reserved 1,000,000, 1,700,000 and 700,000 shares of Common Stock for issuance pursuant to the 2001 Incentive Plan, the 1992 Incentive Plan and the Option Plan, respectively, of which, as of September 20, 2002, an aggregate of

1,092,116 shares have been issued or are subject to currently outstanding Stock Options and 841,000 shares remain available for grant or issuance under the 2001 Incentive Plan. Shares under the 1992 Incentive Plan and the Option Plan are no longer available for issuance.

     The Plans are administered by the Committee. The Committee has the authority to (i) select individuals to receive grants under the Plans, (ii) establish the terms of grants and (iii) interpret the Plans.

     Generally, Stock Options are granted to purchase shares of Common Stock at a purchase price established by the Committee or the Board of Directors at not less than the Fair Market Value (as defined in the Plans) of the Common Stock on the date of grant, and the term of such Stock Options shall not exceed ten years from date of grant. The Committee may grant SARs giving the holder thereof a right to receive, at the time of surrender, Common Stock equal in value to the difference between the Fair Market Value of the Common Stock at the date of surrender of the SARs and the "Base Price" established by the Committee at the time of grant, which may not be less than Fair Market Value of the Common Stock on the date of grant. SARs may be issued in conjunction with Stock Options. The Committee may also issue shares of Common Stock either as a stock bonus or at a purchase price of less than Fair Market Value, subject to any restrictions or conditions which may be specified by the Committee at the time of grant. The Committee may also issue Performance Awards consisting of shares of Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria during a specified performance period not to exceed five years.

     In November 1999, the Committee initiated a long-term incentive program (the "LTIP") pursuant to the Company's 1992 Incentive Plan under which participants would be granted Company Common Stock or cash or a combination thereof, at the Company's discretion, based upon the total return of the Company's Common Stock relative to the total return of stocks in the Russell 2000 Index for the period beginning November 11, 1999 and ending June 30, 2002 (the "Incentive Period"). At the commencement of the Incentive Period, the market closing price for the Common Stock was $16.50 per share. Rewards under that program are subject to the total return (consisting of stock price appreciation plus any dividends paid during the Incentive Period, or "Return") of the Company's Common Stock being at least equal to the 50th percentile in Return of stocks on the Russell 2000 Index during the Incentive Period. With the consent of the program's twelve participants, the program was terminated in July 2001 and the participants were paid a cash award in August 2001 that the Committee considered fair and appropriate in an aggregate amount of $1,455,000.

CERTAIN TRANSACTIONS

     In November 1995, the Company acquired approximately 50% of the capital stock of PBI and Massachusetts Mutual Life Insurance Company and certain of its affiliates (collectively, "MassMutual") concurrently acquired 30% of the outstanding voting and nonvoting capital stock of PBI and purchased senior secured notes and senior secured convertible notes of PBI in principal amounts of $5.5 million and $1.3 million, respectively. The Company acquired an additional 18% of PBI capital stock from J. David McCay and an additional 2% of PBI capital stock from Robert E. Korenblat in July 2001 and August 2001, respectively, in exchange for the Company's common stock pursuant to an exchange ratio which was agreed upon in 1995. Mr. Korenblat, a director of the Company, is also a director and executive officer of PBI. Pursuant to its ownership of PBI capital stock, the Company received cash dividends from PBI of $350,000, $450,000 and $700,000 in fiscal 2000, 2001 and 2002, respectively.

     In connection with the Company's investment in PBI, the Company entered into an agreement pursuant to which MassMutual is entitled to exchange shares of capital stock of PBI owned by it at fair market value for, at the Company's discretion, cash or shares of Common Stock at an exchange ratio based upon the then market value of the Common Stock. In the event such shares are exchanged for Company stock, MassMutual may require the Company to register under the Securities Act shares of Common Stock issuable to it or to include such shares in any registration statement the Company proposes to file under the Securities Act, with certain exceptions.

     In fiscal 1996, PBI entered into an Employment Agreement (the "Employment Agreement") with Robert E. Korenblat. The Employment Agreement had an initial term expiring on December 31, 1998, but is automatically renewable on December 31 of each year until terminated by notice of either party, in which case it will expire on the December 31 which is two full years after the date of such notice. The Employment Agreement was automatically renewed for an additional term expiring December 31, 2002. Pursuant to the Employment Agreement, Mr. Korenblat serves as President and Chief Executive Officer of PBI with an annual base salary of not less than $350,000, which is increased, but not decreased, each year to reflect increases in the Consumer Price Index. The Employment Agreement also provides for certain benefits and an annual bonus based on achievement of certain operating profit and other goals established by PBI's Board of Directors, which bonus may not exceed, in the aggregate, 180% of base salary. For PBI's fiscal year ended December 31, 2001, PBI paid Mr. Korenblat a salary of $420,108 plus bonus compensation of $149,755. The Employment Agreement also contains a non-competition covenant pursuant to which Mr. Korenblat agrees not to compete with PBI or the Company in the United States, Puerto Rico or any other country where PBI may do business for a period of two years after termination of Mr. Korenblat's employment. Mr. Korenblat was paid $50,000 each April 15 and October 15 through October 15, 1999 in consideration of his covenant not to compete.

     In June 1999, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Harvey C. Jewett, IV. Pursuant to the Consulting Agreement, Mr. Jewett provided consultation, instruction and advice to the Company in connection with the operations, management, sales, marketing and financial matters of Jewett Drug Co. in exchange for monthly compensation of $10,000 and reimbursement of expenses. The Consulting Agreement also contained a non-competition covenant pursuant to which Mr. Jewett agrees not to compete with the Company in the United States during the term of the Consulting Agreement and for a period of two years thereafter. The Consulting Agreement was terminated as of July 2002.

     In June 1999, Jewett Drug Co., our subsidiary ("Jewett Drug"), entered into a First Amendment to Lease agreement (the "Amendment") with Jewett Family Investments, L.L.C., a South Dakota limited liability company ("JFI"), for the lease of property located in Aberdeen, South Dakota. The Amendment requires Jewett Drug, as lessee, to pay an aggregate of $80,000 annually to JFI. The lease agreement expires June 30, 2006. Harvey C. Jewett, IV, a director of the Company, is the managing member of JFI. Mr. Jewett holds less than a 5% equity interest in JFI, the balance of which is owned by Mr. Jewett's immediate family members.

     The Company believes that the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal stockholders and affiliates are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed of three independent directors as defined by the National Association of Securities Dealers. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A.

     We have reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended June 30, 2002.

     We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees and have discussed with the independent public accountants their independence.

     In June 2002, the Company terminated the engagement of Arthur Andersen LLP as its independent public accountants. During fiscal year 2002, Arthur Andersen provided audit services of $35,000, financial information systems services of $103,351 and other services of $153,579, of which $70,501 related to tax matters, $32,478 related to acquisitions and $29,000 related to estate and tax planning for executive officers. Commencing June 2002, the Company retained the services of KPMG LLP as its independent public accountants. During fiscal year 2002, KPMG provided audit services of $200,000 and other services of $7,500. The Audit Committee has determined that the nature and extent of non-audit services provided by Arthur Andersen LLP and KPMG LLP are compatible with maintaining auditor independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, to be filed with the Securities and Exchange Commission.

                              THE AUDIT COMMITTEE

                           Richard F. Ford, Chairman
                                Louis B. Susman
                                Thomas F. Patton

                ITEM 2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed KPMG LLP ("KPMG"), independent auditors, to audit the Company's consolidated financial statements for fiscal year 2003. Arthur Andersen LLP served as the Company's independent auditors until June 7, 2002 when the Company terminated Arthur Andersen's engagement. At the Annual Meeting, stockholders are being asked to ratify the appointment of KPMG as the Company's independent auditors for fiscal year 2003. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning March 28, 1997 and ending June 28, 2002, with the cumulative return of the Nasdaq Stock Market -- U.S. Index and an industry peer group. The industry peer group of companies selected by the Company is made up of the Company's publicly held competitors in the wholesale drug industry: Amerisource Bergen Corporation, Cardinal Health, Inc. and McKesson, Inc. The composition of the Company's peer group has been changed to reflect the merger of Amerisource Health Corporation with Bergen Brunswig Corporation. The comparisons reflected in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

                COMPARISON OF 63 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG D & K HEALTHCARE RESOURCES, INC.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                              (PERFORMANCE GRAPH)

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Total Return
                                          -----------------------------------------------------------------------
                                            3/28/97     6/30/98     6/30/99     6/30/00     6/29/01     6/28/02
-----------------------------------------------------------------------------------------------------------------
 D&K Healthcare Resources, Inc.             100.00      491.43      545.71      238.58      844.18      1618.70
 Nasdaq Stock Market (U.S.)                 100.00      152.22      218.70      323.34      175.28       119.51
 Peer Group                                 100.00      191.49      145.41      145.45      218.86       201.80

                            APPOINTMENT OF AUDITORS

     KPMG LLP was appointed as the Company's independent public accountants commencing June 2002 for fiscal 2002 and has been selected by the Board of Directors to continue in such capacity during fiscal 2003. The Board of Directors anticipates that representatives of KPMG LLP will be present at the Annual Meeting of Stockholders with an opportunity to make a statement if the representatives desire to do so and to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties during the fiscal year ended June 30, 2002.

                           PROPOSALS OF STOCKHOLDERS

     Under applicable regulations of the SEC, all proposals of stockholders to be considered for inclusion in the proxy statement for, and to be considered at, the 2003 Annual Meeting of Stockholders must be received at the offices of the Company, c/o Secretary, 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105 by not later than June 12, 2003. The Company's By-laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by stockholders, which limitations and procedures must be complied with for proposals of stockholders to be included in the Company's proxy statement for, and to be considered at, such annual meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-laws from the Secretary of the Company.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                             J. Hord Armstrong, III
                             Chairman of the Board,
                     Chief Executive Officer and Treasurer

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers.

     Accordingly, all of the members will be directors:

     Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with

Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     The Committee shall:

          request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

          discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

          recommend that the Board take appropriate action to oversee the independence of the outside auditor.

     The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

D & K HEALTHCARE RESOURCES, INC.

                                                                                         HOLDER ACCOUNT NUMBER



Use a black pen. Mark with                                                           Mark this box with an X if you have made
an X inside the grey areas    [X]                                               [ ]  changes to your name or address details above.
as shown in this example.

====================================================================================================================================
ANNUAL MEETING PROXY CARD
====================================================================================================================================

A. ELECTION OF CLASS I DIRECTORS

1. The Board of Directors recommends a vote FOR the election of three Class I Directors for a term of three years - nominees:

                                        FOR       WITHHOLD

01 - Harvey C. Jewett, IV               [ ]         [ ]

02 - Louis B. Susman                    [ ]         [ ]

03 - Martin D. Wilson                   [ ]         [ ]


B. ISSUES
The Board of Directors recommends a vote FOR the following proposals.

                                                                FOR        AGAINST       ABSTAIN
2. Ratification of appointment of KPMG LLP as
   independent auditors for fiscal 2003.                        [ ]          [ ]           [ ]

3. To transact any and all other business, including            [ ]          [ ]           [ ]
   adjournment or postponement of the meeting,
   which may properly come before the meeting or
   any adjournment or postponement thereof.


C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the election of all of the nominees for director listed in Item 1, "FOR" the ratification of the appointment of KPMG LLP as independent auditors and "FOR" the grant of discretionary authority.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing.

Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)

                                                                                                                   /      /
--------------------------------------------------     --------------------------------------------------     ----------------------

                                                          1 U P X                                               001283



001CD40001                 008VRC
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PROXY - D & K HEALTHCARE RESOURCES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 13, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. HORD ARMSTRONG, III and MARTIN D. WILSON, and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of stock of D & K Healthcare Resources, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri 63105, on Wednesday, November 13, 2002, at 10:00 a.m., local time, and all adjournments or postponements thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)








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